EXHIBIT 10N

                           NATIONAL COMPUTER SYSTEMS
                                   CORPORATE
                           MANAGEMENT INCENTIVE PLAN
                                      1995

It is NCS' intent to compensate its senior management employees in a manner which permits the Corporation to attract, retain, and motivate outstanding people.

The NCS Corporate Management Incentive Plan (MIP) is designed to reward key senior managers for achieving specific annual NCS financial goals and for individual performance in accomplishing these goals. It aligns the interests of NCS senior management with NCS business and financial plans.

PLAN ELIGIBILITY

Participation in the plan is determined by position. Eligible positions and target bonus amounts are determined each year and may change from year to year. Participants must be full-time NCS employees. Eligibility is limited and includes those positions which significantly impact financial results.

The eligible positions and participants will be reviewed annually and approved by the CEO.

Positions and participants in the plan will be selected from the following:
         - CEO,
         - Corporate staff officers,
         - NCS Business presidents, senior vice presidents and, on a selected basis, their direct management reports,
         - Selected other vice presidents

Any position or participant exceptions, exclusions and inclusions, to the above must be documented and approved by the CEO.

TARGET BONUS

Each approved position will be eligible for a specific target bonus award percentage level. This target bonus opportunity will be a percentage of the May 31, 1995, annual base salary for the participant. The target bonus is tied directly to the participant's unit financial performance and an overall evaluation of each individual's performance. Potential earned payouts range from 0% at threshold minimum, to 100% at target bonus, to a pre-defined overachievement percentage for each executive at maximum.

INCENTIVE COMPONENTS

Participants will have 70% of their potential target bonus based on financial goals and objectives (20% Revenue and 50% Contribution or Net Income). The remaining 30% of their potential target bonus will be based upon an overall evaluation of the participant's performance during the fiscal year. This overall evaluation will include performance against defined individual objectives and an overall evaluation of performance relative to:

         1)  What you have done to improve shareholder value?

         2) How you have improved customer satisfaction and NCS' ability to serve the customer?

         3) What you have done to improve the quality/predictability of your business?

         4)  What you have done to develop your organization?

         5) How have you demonstrated personal leadership and corporate-wide perspectives/orientation?

         6)  How well did you deal with issues/problems?

No bonus award payouts will be made to participants for achievement of the 70% financial performance if the individual's operating unit (NCS Business or Division or Market Unit) does not accomplish its minimum profit contribution objective(s). (i.e., a division participant requires that the division achieve its minimum profit contribution threshold.)

OVERALL EVALUATION

Each participant will have 30% of their target bonus award based upon an overall evaluation of the participant's performance. These will be completed for all MIP participants.

DETERMINATION OF MIP AWARDS

Generally speaking, actual financial results will not include extraordinary gains or losses. In any such matters, including acquisitions, the CEO will make the appropriate approval decisions where needed.

PAYOUTS AND PRO-RATA

Earned award payouts will be made no later than April 15, following the end of the plan fiscal year. Any participant must be a full-time employee and be actively employed by NCS on the last day of the fiscal year to be eligible to receive a payout. In coming into or out of an MIP eligible position, participants will be given pro-rata earned award payouts based upon the length of time in such position, however, participants must be in the plan at least six
(6) full months during the fiscal year to be eligible to receive any pro-rata award. Pro-rata payouts will be subject to review and approval by the CEO.

DISABILITY, DEATH, OR SPECIAL CIRCUMSTANCES

In the case of disability, death or other special circumstances impacting a participant in the plan, the CEO may approve pro-rata award payouts.

PLAN EXCEPTIONS AND ADMINISTRATION

Exceptions and/or modifications to the plan must be approved by the CEO. All decisions made are final.

DISCLAIMER

Participation in this plan is not to be construed as an employment contract or agreement by the participant.